Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & MIDYEAR 2022 RESULTS

Significant Demand Continues, Gross Margins Increase,

Midyear Net Income Doubles, Full Year Performance Targets Reiterated

Newport Beach, CA – August 9, 2022 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the second quarter and six months ended June 30, 2022.

Fiscal 2022 Second Quarter Financial Highlights – versus Fiscal 2021 Second Quarter:

•	Net sales were $148 million in 2022, compared to $135 million in 2021

•	Net income was $6.8 million in 2022, compared to $5.1 million in 2021

•	Earnings per diluted share of $0.23 in 2022, compared to $0.17 in 2021

•	Adjusted EBITDA[1] of $19.7 million in 2022, compared to $16.5 million in 2021

Fiscal 2022 Mid-Year Financial Highlights – versus Fiscal 2021 Mid-Year:

•	Net sales were $298 million in 2022, compared to $251 million in 2021

•	Net income was $16.8 million in 2022, compared to $8.2 million in 2021

•	Earnings per diluted share of $0.55 in 2022, compared to $0.27 in 2021

•	Adjusted EBITDA[1] of $42.5 million in 2022, compared to $30.3 million in 2021

Eric Wintemute, Chairman and CEO of American Vanguard stated: “Conditions within our agricultural markets continue to be favorable with consistently high commodity prices, a strong farm economy and, for US-based companies, a strong US dollar. Having built a portfolio of products that reaches across multiple crops – including corn, soybeans, cotton, potatoes, and high-value fruits and vegetables – we were better able to cross-sell to growers and enjoyed strong demand for our products, both domestically and abroad. Our focused efforts to increase prices and more fully exploit our manufacturing assets enabled us to achieve higher margins despite inflation and supply chain challenges. Within this context, we recorded strong results for the second quarter and first half of 2022, including higher sales and improved profitability.”

Mr. Wintemute continued: “Our second quarter improvement was led by our international business, which generated higher sales of soil fumigants, foliar and soil insecticides, fungicides and micronutrient products across multiple regions. Our domestic crop business enjoyed strong demand for our expanding portfolio of herbicides, partially offset by lower soil fumigant sales due to drought conditions in the West and Southwest, where water allocation has been implemented. During the second quarter of 2022, our U.S. non-crop business experienced relatively steady demand in mosquito control, commercial pest applications and horticulture/ornamental products.”

[1]

Adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock compensation, and proxy contest activities. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define Adjusted EBITDA differently.

Mr. Wintemute concluded: “Looking forward, we believe that our Company is situated well in both domestic and international markets and are consequently optimistic, even with weather- and economy-related variables, about meeting or exceeding our previously announced performance targets for FY 2022, including revenue growth between 8% and 11%, gross profit margins of 38-40% of net sales, operating expenses within the range of 31-33% of net sales and a year-over-year net income increase of between 60% and 70%. We look forward to giving you a more detailed presentation during our upcoming earnings call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results and strategic themes…at 4:30 pm ET on August 9, 2022. Interested parties may participate in the call by dialing 201-493-6744. Please call in 10 minutes before the call is scheduled to begin and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	the Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$22,057	$16,285
Receivables:
Trade, net of allowance for doubtful accounts of $4,411 and $3,938, respectively	165,711	149,326
Other	13,208	9,595

Total receivables, net	178,919	158,921
Inventories	182,203	154,306
Prepaid expenses	16,368	12,488
Income taxes receivable	523	—

Total current assets	400,070	342,000
Property, plant and equipment, net	67,453	66,111
Operating lease right-of-use assets	24,449	25,386
Intangible assets, net	191,560	197,841
Goodwill	46,997	46,260
Other assets	13,099	16,292
Deferred income tax assets, net	16	270

Total assets	$743,644	$694,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$1,367	$802
Accounts payable	86,944	67,140
Customer prepayments	272	63,064
Accrued program costs	99,152	63,245
Accrued expenses and other payables	20,180	20,745
Income taxes payable	—	3,006
Current operating lease liabilities	5,029	5,059

Total current liabilities	212,944	223,061
Long-term debt, net	100,779	52,240
Long-term operating lease liabilities	19,852	20,780
Other liabilities, net of current installments	5,584	5,335
Deferred income tax liabilities, net	19,651	20,006

Total liabilities	358,810	321,422

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 34,443,234 shares at June 30, 2022 and 34,248,218 shares at December 31, 2021	3,445	3,426
Additional paid-in capital	103,456	101,450
Accumulated other comprehensive loss	(12,768)	(13,784)
Retained earnings	319,672	304,385
Less treasury stock at cost, 3,694,050 shares at June 30, 2022 and 3,361,040 shares at December 31, 2021	(28,971)	(22,739)

Total stockholders’ equity	384,834	372,738

Total liabilities and stockholders’ equity	$743,644	$694,160

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$148,084	$134,610	$297,519	$250,765
Cost of sales	(88,305)	(82,471)	(176,547)	(153,495)

Gross profit	59,779	52,139	120,972	97,270
Operating expenses	(48,966)	(43,080)	(95,410)	(84,524)
Adjustment to bargain purchase gain on business acquisition	—	(88)	—	(121)

Operating income	10,813	8,971	25,562	12,625
Change in fair value of an equity investment	(486)	(295)	(403)	771
Other income	—	—	—	672
Interest expense, net	(772)	(1,013)	(1,170)	(1,959)

Income before provision for income taxes and loss on equity method investment	9,555	7,663	23,989	12,109
Income tax expense	(2,725)	(2,445)	(7,224)	(3,807)

Income before loss on equity method investment	6,830	5,218	16,765	8,302
Loss on equity method investment	—	(74)	—	(87)

Net income	$6,830	$5,144	$16,765	$8,215

Earnings per common share—basic	$.23	$.17	$.57	$.28

Earnings per common share—assuming dilution	$.23	$.17	$.55	$.27

Weighted average shares outstanding—basic	29,602	29,930	29,639	29,834

Weighted average shares outstanding—assuming dilution	30,225	30,499	30,289	30,511

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

	For the three months ended June 30,
	2022	2021	Change	% Change
Net sales:
U.S. crop	$63,195	$62,575	$620	1%
U.S. non-crop	21,316	21,488	(172)	-1%

U.S. total	84,511	84,063	448	1%
International	63,573	50,547	13,026	26%

Net sales:	$148,084	$134,610	$13,474	10%

Gross profit:
U.S. crop	$29,753	$26,805	$2,948	11%
U.S. non-crop	10,049	9,782	267	3%

U.S. total	39,802	36,587	3,215	9%
International	19,977	15,552	4,425	28%

Total gross profit:	$59,779	$52,139	$7,640	15%

	For the six months ended June 30,
	2022	2021	Change	% Change
Net sales:
U.S. crop	$151,388	$117,330	$34,058	29%
U.S. non-crop	34,712	38,941	(4,229)	-11%

U.S. total	186,100	156,271	29,829	19%
International	111,419	94,494	16,925	18%

Net sales:	$297,519	$250,765	$46,754	19%

Gross profit:
U.S. crop	$70,098	$48,076	$22,022	46%
U.S. non-crop	16,014	19,165	(3,151)	-16%

U.S. total	86,112	67,241	18,871	28%
International	34,860	30,029	4,831	16%

Total gross profit:	$120,972	$97,270	$23,702	24%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$16,765	$8,215
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	11,004	10,697
Amortization of other long-term assets	1,739	2,044
Loss on disposal of property, plant and equipment	256	—
Accretion of discounted liabilities	17	(11)
Amortization of deferred loan fees	139	162
Provision for bad debts	470	945
Loan principal and interest forgiveness	—	(672)
Fair value adjustment to contingent consideration	635	1,013
Stock-based compensation	2,836	3,598
Change in deferred income taxes	109	(353)
Change in fair value of an equity investment	403	(771)
Loss on equity method investment	—	87
Adjustment to bargain purchase gain on business acquisition	—	121
Net foreign currency adjustments	(20)	(145)
Changes in assets and liabilities associated with operations:
Increase in net receivables	(18,645)	(25,317)
Increase in inventories	(27,774)	(11,464)
Increase in prepaid expenses and other assets	(3,652)	(3,696)
(Increase) decrease in income tax receivable/payable, net	(3,526)	1,374
(Decrease) in net operating lease liability	(21)	(120)
Increase in accounts payable	19,439	6,190
Decrease in customer prepayments	(62,789)	(30,407)
Increase in accrued program costs	35,987	19,098
(Decrease) increase in other payables and accrued expenses	(602)	507

Net cash used in operating activities	(27,230)	(18,905)

Cash flows from investing activities:
Capital expenditures	(5,654)	(5,075)
Proceeds from disposal of property, plant and equipment	27	—
Acquisition of product line	—	(10,000)
Intangible assets	(1,044)	(241)
Investments	—	(184)

Net cash used in investing activities	(6,671)	(15,500)

Cash flows from financing activities:
Payments under line of credit agreement	(56,600)	(24,226)
Borrowings under line of credit agreement	105,000	66,000
Payment of contingent consideration	—	(250)
Net receipt from the issuance of common stock under ESPP	436	340
Net receipt from the exercise of stock options	765	167
Payment for tax withholding on stock-based compensation awards	(2,012)	(2,900)
Repurchase of common stock	(6,232)	—
Payment of cash dividends	(1,330)	(1,188)

Net cash provided by financing activities	40,027	37,943

Net increase in cash and cash equivalents	6,126	3,538
Effect of exchange rate changes on cash and cash equivalents	(354)	98
Cash and cash equivalents at beginning of period	16,285	15,923

Cash and cash equivalents at end of period	$22,057	$19,559

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income, as reported	$6,830	$5,144	$16,765	$8,215
Provision for income taxes	2,725	2,445	7,224	3,807
Interest expense, net	772	1,013	1,170	1,959
Depreciation and amortization	6,271	6,138	12,743	12,741
Stock compensation	1,273	1,806	2,836	3,598
Proxy contest activities	1,785	—	1,785	—

Adjusted EBITDA[2]	$19,656	$16,546	$42,523	$30,320

[2]

Adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock compensation, and proxy contest activities. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define Adjusted EBITDA differently.